CERTIFICATE OF AMENDMENT
                                     TO THE
                              AMENDED AND RESTATED
                        DECLARATION OF TRUST, AS AMENDED
                                       OF
                           WPG GROWTH AND INCOME FUND

                               One New York Plaza
                            New York, New York 10004



           This Certificate of Amendment to the Amended and Restated Declaration of Trust, dated May 1, 1993, as amended (the "Declaration") of WPG Growth and Income Fund, a Massachusetts business trust (the "Trust"), is made this 18th day of October, 2000 for the following purpose.

           The undersigned, being at least a majority of the Trustees of the Trust, acting pursuant to Section 8.3(b) of the Declaration hereby amend the Declaration as follows:

             All references to "WPG Growth and Income Fund" in the Declaration (including without limitation those contained in Sections 1.1 and 1.2(s) are replaced with "WPG Large Cap Growth Fund."

           IN WITNESS WHEREOF, the undersigned have executed this instrument this 18th day of October, 2000.


                     /S/ ROGER J. WEISS
                     -------------------------------
                     Roger J. Weiss
                     as Trustee, and not individually
                     One New York Plaza
                     New York, New York 10004



                     /S/ RAYMOND R. HERRMANN, JR.
                     ----------------------------
                     Raymond R. Herrmann, Jr.
                     as Trustee, and not individually
                     654 Madison Avenue, Suite 1400
                     New York, New York 10017


                     /S/ LAWRENCE J. ISRAEL
                     -----------------------------------------
                     Lawrence J. Israel
                     as Trustee, and not individually
                     200 Broadway, Suite 249
                     New Orleans, Louisiana 70118


                     /S/ GRAHAM E. JONES
                     -------------------------------
                     Graham E. Jones
                     as Trustee, and not individually
                     330 Garfield Street, Suite 200
                     Santa Fe, New Mexico 87501


                     /S/ WILLIAM B. ROSS
                     -------------------------------
                     William B. Ross
                     as Trustee, and not individually
                     2733 E. Newton Avenue
                     Shorewood, Wisconsin 53211

                     /S/ ROBERT A. STRANIERE
                     -----------------------------------------
                     Robert A. Straniere
                     as Trustee, and not individually
                     182 Rose Avenue
                     Staten Island, New York 10306